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                                                                 Exhibit (23)(e)


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:

    (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556, No. 333-119255,
        No. 333-119256) of CMS Energy Corporation;

    (2) Registration Statement (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

    (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

    (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;

of our report dated 29 October 2004 with respect to the financial statements of SCP Investments (No.1) Pty Ltd, for the year ended June 30, 2004 included in the CMS Energy Corporation Annual Report (Form 10-K/A) for the year ended December 31, 2004.


                                                 /s/Ernst & Young



Perth, Australia
23 June 2005